UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 5, 2014

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

OGE Energy Corp. (the "Company") is the parent company of Oklahoma Gas and Electric Company ("OG&E"), a regulated electric utility with approximately 807,000 customers in Oklahoma and western Arkansas. In addition, OGE holds a 28.5 percent limited partner interest and a 50 percent general partner interest in Enable Midstream Partners, LP (“Enable Midstream”),today announced the company is projecting 2013 consolidated earnings to exceed the upper end of the previously issued consolidated earnings guidance of $1.80 to $1.90 per average diluted share subject to audit completion.
As previously announced, Enable Midstream expects to file an amended S-1 in late February. As a result, the earnings release date has been rescheduled from Feb. 13 to Feb. 25 to incorporate the latest forecast included in the S-1.

Item 8.01. Other Events

Additionally, the company joined a petition to the United States Supreme Court on January 29, 2014 to review the Environmental Protection Agency’s regional haze rule for Oklahoma. The United States10th Circuit Court of Appeals previously ruled that the EPA’s regional haze rule will remain stayed and will not become effective until after the Supreme Court acts on OG&E’s petition. The company will issue its plan for compliance with the EPA regional haze rule once the Supreme Court acts on OG&E’s petition.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated February 5, 2014, announcing OGE Energy Corp. reports expects to exceed the high end of 2013 guidance

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller and Chief Accounting Officer

February 5, 2014